EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Shouquan Sun, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q of China Wind Energy, Inc. for the period ended October 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of China Wind Energy, Inc.

Dated: December 8, 2010

/s/Shouquan Sun
Shouquan Sun
President, Chief Executive Officer, Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and  Principal Accounting Officer)
China Wind Energy, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China Wind Energy, Inc. and will be retained by China Wind Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.